AGENCY AGREEMENT

December 14, 2006

Farallon Resources Ltd.
Suite 1020
800 West Pender Street
Vancouver, B.C.
V6C 2V6

Dear Sirs:

We understand that Farallon Resources Ltd. (the "**Corporation**") proposes to issue and sell up to 160 million subscription receipts ("**Subscription Receipts**") at a price of $0.50 per Subscription Receipt (the "**Offering Price**"). Each Subscription Receipt is exercisable, at no additional consideration and subject to certain escrow provisions, for a unit ("**Unit**"). Each Unit consists of one Common Share (as defined herein) and one-half of one Common Share purchase warrant. Each whole warrant (a "**Warrant**") is exercisable for one Common Share (a "**Warrant Share**") at an exercise price equal to $0.70 per Warrant Share for a period of 24 months following the Closing Date (as defined herein). If, at any time after 90 days following Closing (as defined herein), the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange is greater than $1.50 for any 20 consecutive trading days, the Corporation may accelerate the expiry of the Warrants by providing written notice to the holders of Warrants and issuing a press release to the effect that the Warrants will expire 30 days following the date of such notice.

The Subscription Receipts, and the Common Shares and Warrants comprising the Units have the material attributes described in the Final Prospectus (as defined herein).

Upon Closing (as defined herein), 25% of the Subscription Receipts (up to $20 million) shall automatically be converted into Units and the proceeds attributable to such Subscription Receipts shall be released to the Company (and to the Agent pursuant to section 8 hereof). The gross proceeds of the Offering net of amounts paid to the Corporation and the Agents pursuant to the foregoing and to subsection 9(a) hereof (the "**Escrowed Funds**") will be held in escrow pending satisfaction of certain release conditions (the "**Release Conditions**"), including principally the signing of a binding letter of commitment or duly-executed term sheet for a debt financing. If the Release Conditions are satisfied within 90 days from Closing Date, the Subscription Receipts will automatically convert into Units and the escrowed portion of the proceeds of the Offering will be released to the Corporation. If the Release Conditions are not met within such period, each holder of Subscription Receipts shall receive a refund of such Subscription Receipts equal to that amount of the Escrowed Funds attributable to such holder's subscription. Upon Closing, that number of Subscription Receipts equal in value to the amount of proceeds released to the Corporation and the Agents will automatically be exercised without any further action on the part of the holders thereof on a *pro rata* basis.

DEFINITIONS

In this Agreement,

"**1933 Act**" means the *United States Securities Act of 1933*, as amended;

"**affiliate**", "**associate**" and "**subsidiary**" have the respective meanings given to them in the *Securities Act* (British Columbia) and "**material change**", "**material fact**" and "**misrepresentation**" have the respective meanings given to them under Canadian Securities Laws;

"**Agency Fee**" has the meaning given to it in section 8;

"**Agents**" have the meaning ascribed thereto in Section 1 of this Agreement;

"**Agreement**" means this agreement between the Corporation and the Agents dated as of the date hereof;

"**AIF**" means the annual information form of the Corporation dated September 25, 2006 for the fiscal year ended June 30, 2006 and incorporated by reference into the Prospectus;

"**best of the Corporation's knowledge**" means to the best of the Corporation's knowledge after due inquiry;

"**Broker Shares**" means the Common Shares issuable upon exercise of the Compensation Options in accordance with their terms;

"**Business Day**" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Toronto, Ontario or Vancouver, British Columbia;

"**Campo Morado Technical Report**" means the *Technical Report on the Campo Morado Project, Revised Update on Exploration, Resources and Metallurgical Activities for the G-9 Deposit, Guerrero State, Mexico* dated December 2006 by Ross Banner, David Gaunt, Daniel Kilby, Peter Taggart, Qingping Deng, and David Dreisinger;

"**Canadian Securities Laws**" means all applicable securities laws in each of the Qualifying Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements, instruments, notices and orders of the Canadian Securities Regulators;

"**Canadian Securities Regulators**" means the securities regulatory authorities in the Qualifying Jurisdictions;

"**Closing**" means the completion of the issue and sale by the Corporation of the Subscription Receipts;

"**Closing Date**" means December 21, 2006 or such other date not later than January 4, 2007 as the Corporation and the Agents may agree upon in writing or as may be changed pursuant to subsection 4(d);

"**Closing Time**" means 8:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agents may agree;

"**Common Shares**" means the common shares of the Corporation which the Corporation is authorized to issue as constituted on the date hereof;

"**Compensation Options** " has the meaning given to it in section 8;

"**Compensation Option Certificate**" means the certificate representing the Compensation Options issued by the Corporation to each of the Agents substantially in the form attached hereto as Schedule "A";

"**Control**" has the meaning given to it under the *Securities Act* (British Columbia);

"**Corporation**" means Farallon Resources Ltd.;

"**Corporation's Auditors**" means such firm of chartered accountants as the Corporation may have appointed or may from time to time appoint as auditors of the Corporation;

"**Distribution**" means "distribution" or "distribution to the public" as those terms are defined under Canadian Securities Laws;

"**Documents Incorporated by Reference**" means all financial statements, management information circulars, annual information forms, material change reports or other documents issued by the Corporation, whether before or after the date of this Agreement, that are required to be incorporated by reference into the Preliminary Prospectus and/or the Final Prospectus, as applicable;

"**Eligible Issuer**" means an issuer that meets the criteria and has complied with the requirements of NI 44-101 so as to allow it to offer its securities using a short form prospectus;

"**Engagement Letter**" means the letter agreement dated November 14, 2006 between the Lead Agent and the Corporation;

"**Environmental Laws**" has the meaning given to it in subsection 7(aa);

"Escrow Release Date" has the meaning given to it in the Final Prospectus;

"**Final Prospectus**" means the (final) prospectus of the Corporation in the English language to be dated on or about December 14, 2006, including all Documents Incorporated by Reference therein;

"**Financial Statements**" means the financial statements of the Corporation included in the Documents Incorporated by Reference, including the notes to such statements and the related auditors' report on such statements;

"**Indemnified Party**" has the meaning given to it in Section 12 of this Agreement;

"**Lead Agent**" has the meaning ascribed thereto in Section 1 of this Agreement;

"**Leased Premises**" has the meaning given to it in subsection 7(t);

"**Material Adverse Effect**" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its parent (if applicable) or subsidiaries taken as a whole;

"**Mining Rights**" shall have the meaning ascribed thereto in subsection 7(hh) hereof;

"**misrepresentation**", "**material fact**", "**material change**", "**affiliate**", "**associate**" shall have the respective meanings ascribed thereto in the *Securities Act* (Ontario);

"**NI 44-101**" means National Instrument 44-101 – *Short Form Prospectus Distributions*;

"**Notice**" has the meaning ascribed thereto in Section 21 of this Agreement;

"**Preliminary Prospectus**" means the short form preliminary prospectus (in the English Language) dated November 20, 2006 and prepared by the Corporation relating to the distribution of the Subscription Receipts including all of the Documents Incorporated by Reference;

"**Prospectus**" means, collectively, the Preliminary Prospectus and the Final Prospectus;

"**Prospectus Amendment**" means any amendment to the Preliminary Prospectus or the Final Prospectus;

"**Regulation S**" means Regulation S adopted under the 1933 Act;

"**Qualifying Jurisdictions**" means all of the provinces of British Columbia, Alberta, Manitoba, New Brunswick and Ontario;

"**Selling Firm**" has the meaning given to it in subsection 3(a);

"**Standard Listing Conditions**" has the meaning given to it in clause 4(a)(v);

"**Subscription Receipt Agreement**" means the agreement to be dated the Closing Date among the Corporation, the Lead Agent and the Transfer Agent, as subscription receipt agent, governing the terms of the Subscription Receipts;

"**Subscription Receipts**" has the meaning ascribed thereto in the first paragraph of this Agreement;

"**Subsidiaries**" means the subsidiaries of the Corporation as set out in the AIF under the heading "Corporate Structure" and "**Subsidiary**" means any one of them;

"**Successful Completion of the Offering**" shall mean an Offering of gross proceeds to the Corporation of not less than $55 million;

"**Transfer Agent**" means Computershare Trust Company of Canada;

"**TSX**" means the Toronto Stock Exchange;

"**United States**" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

"**Units**" has the meaning given to it in the first paragraph of this Agreement;

"**U.S. Affiliates**" has the meaning given to it in section 2;

"**U.S. Person**" means a U.S. Person as that term is defined in Regulation S;

"**U.S. Private Placement Memorandum**" has the meaning given to it in section 4(a)(iv);

"**Warrant Indenture**" means the indenture to be dated the Closing Date between the Corporation and the Transfer Agent, as warrant agent, governing the terms of the Warrants;

"**Warrant Shares**" has the meaning given to it in the first paragraph of this Agreement; and

"**Warrants**" has the meaning given to it in the first paragraph of this Agreement.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to "Sections", "subsections" or "clauses" are to the appropriate section, subsection or clause of this Agreement.

The following are the schedules attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule "A"	-	Form of Compensation Option Certificate
Schedule "B"	-	Terms and Conditions for United States Offers and Sales

TERMS AND CONDITIONS

1. Appointment of Agents

Based upon the foregoing and subject to the terms and conditions set out below, the Corporation hereby appoints Paradigm Capital Inc. (the "**Lead Agent**"), Canaccord Capital Corporation and MGI Securities Inc. (collectively, the "**Agents**" and individually, an "**Agent**") to act as its sole and exclusive agents and the Agents hereby accept such appointment, to effect the sale of the Subscription Receipts for an aggregate purchase price of up to $80 million (the "**Offering**"), on a best efforts basis to persons resident in Qualifying Jurisdictions, the United States and such other jurisdictions as may be agreed upon by the Corporation. The Agents agree to use their best efforts to sell the Subscription Receipts, but it is hereby understood and agreed that the Agents shall act as agent only and are under no obligation to purchase any of the Subscription Receipts, although any Agent may subscribe for Subscription Receipts, subject to applicable laws and applicable policies of the TSX, if it so desires.

2. Compliance with Securities Laws

The Corporation shall fulfil and comply with, to the satisfaction of the Agents, all requirements of the Canadian Securities Laws required to be fulfilled or complied with by the Corporation (i) to qualify the Subscription Receipts for Distribution in the Qualifying Jurisdictions through the Agents or any Selling Firm who are qualified to act under the applicable securities laws of the Qualifying Jurisdictions, and (ii) to qualify for Distribution in the Qualifying Jurisdictions the grant of the Compensation Options. The Corporation shall use best efforts to obtain a receipt for the Final Prospectus from the applicable securities regulatory authorities in the Qualifying Jurisdictions not later than 5:00 p.m. (Vancouver time) on December 14, 2006 or by such other time and/or later date as the Corporation and the Agents may agree.

The parties acknowledge that the Units have not been and will not be registered under the 1933 Act and may not be offered or sold in the United States except pursuant to exemptions from the registration requirements of the 1933 Act and the applicable laws of any applicable state of the United States. Accordingly, the Corporation and each of the Agents agree that any offers or sales in the United States shall be conducted only in the manner specified in Schedule "B" hereof. All actions to be undertaken by the Agents in the United States in connection with the matters contemplated herein shall be undertaken through one or more of the Agents' duly registered broker-dealer affiliates in the United States (the "**U.S. Affiliates**").

3. Distribution and Certain Representations, Warranties, Covenants and Obligations of the Agents

(a) The Agents have complied and will comply, and shall require any investment dealer or broker, other than the Agents, with which the Agents have a contractual relationship in respect of the distribution of the Units (each a "**Selling Firm**") to comply, with the Canadian Securities Laws in connection with the Distribution of the Subscription Receipts, and shall offer the Subscription Receipts for sale to the public in the Qualifying Jurisdictions directly and through Selling Firms upon the terms and conditions set out in the Prospectus and this Agreement. The Agents have offered and will offer, and shall require any Selling Firm to offer, for sale to the public and sell the Subscription Receipts only in those jurisdictions where they may be lawfully offered for sale or sold.

(b) The Agents shall, and shall require any Selling Firm to agree to, distribute the Subscription Receipts in a manner which complies with and observes all applicable laws and regulations (including the 1933 Act) in each jurisdiction into and from which they may offer to sell Subscription Receipts or distribute the Prospectus or any Prospectus Amendment in connection with the distribution of the Subscription Receipts and will not, directly or indirectly, offer, sell or deliver any Subscription Receipts or deliver the Prospectus or any Prospectus Amendment to any person in any jurisdiction other than in the Qualifying Jurisdictions or the United States except in a manner which will not require the Corporation to comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such other jurisdictions.

(c) Any Selling Firm appointed by the Agents shall be compensated by the Agents from their compensation hereunder. The Agent shall use commercially reasonable efforts to ensure that any Selling Firm appointed pursuant to this Section 3 complies with the covenants and obligations of the Agents hereunder.

(d) For the purposes of this Section, the Agents shall be entitled to assume that the Subscription Receipts are qualified for Distribution in any Qualifying Jurisdiction where a receipt or similar document for the Prospectus shall have been obtained from the applicable regulatory authority following the filing of the Prospectus.

(e) The Corporation and the Agents agree that the provisions of Schedule "B" to this Agreement, entitled "Terms and Conditions for United States Offers and Sales", shall apply in respect of offers and sales in the United States and are incorporated by reference in and shall form part of this Agreement.

(f) Notwithstanding the foregoing subsections of this Section, an Agent will not be liable to the Corporation under this Section with respect to a default by the other Agent under this Section if the former Agent is not also in default.

(g) Upon the Corporation obtaining the necessary receipts therefor from the applicable regulatory authorities in the Qualifying Jurisdictions, the Agents shall deliver one copy of the Final Prospectus (together with any amendments thereto) to persons resident in the Qualifying Jurisdictions who are to acquire Subscription Receipts.

4. Prospectus Matters

(a) **Deliveries on Filing**

Concurrently with the execution and delivery of this Agreement, the Corporation shall deliver to each of the Agents:

(i) a copy of the Final Prospectus in the English language;

(ii) a copy of any other document required to be filed by the Corporation under the laws of each of the Qualifying Jurisdictions in compliance with the Canadian Securities Laws;

(iii) a "long-form" comfort letter dated the date of the Final Prospectus, in form and substance satisfactory to the Agents, addressed to the Agents and the directors of the Corporation from the auditors of the Corporation, KPMG LLP, and based on a review completed not more than two Business Days prior to the date of the letter, with respect to certain financial and accounting information relating to the Corporation in the Final Prospectus and any Prospectus Amendments, which letter shall be in addition to the auditors' report incorporated by reference into the Final Prospectus;

(iv) as soon as practicable after the Preliminary Prospectus, the Final Prospectus and any Supplementary Material are prepared, the private placement memorandum incorporating the Preliminary Prospectus, the Final Prospectus or any Supplementary Material, as the case may be, prepared for use in connection with the offering for sale of the Subscription Receipts in the United States (the "**U.S. Private Placement Memorandum**"), and, forthwith after preparation, any amendment to the U.S. Private Placement Memorandum; and

(v) prior to the filing of the Final Prospectus with the Canadian Securities Regulators, copies of correspondence indicating that the application for the listing and posting for trading on the TSX of the Common Shares, the Warrant Shares issuable upon the exercise of the Warrants comprising part of the Units, and the Broker Shares has been approved for listing subject only to satisfaction by the Corporation of certain standard post-closing conditions imposed by the TSX (the "**Standard Listing Conditions**").

(b) **Representations as to Prospectus and Prospectus Amendments**

Delivery of the Prospectus and any Prospectus Amendment shall constitute a representation and warranty by the Corporation to the Agents that, as at the date of the Prospectus or Prospectus Amendment, as the case may be, (i) all information and statements (except information and statements relating solely to the Agents and provided by the Agents) contained in the Prospectus and any Prospectus Amendments are true and correct in all material respects and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation, the Subscription Receipts, the Units, the Compensation Options and the Broker Shares; (ii) no material fact or information has been omitted from such disclosure (except facts or information relating solely to the Agents and provided by the Agents) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; (iii) such documents comply in all material respects with the requirements of the Canadian Securities Laws and have been filed (and a receipt therefor will be obtained, if required) in each of the Qualifying Jurisdictions; and (iv) except as set forth or contemplated in the Prospectus or any Prospectus Amendment or as has otherwise been publicly disclosed, there has been no adverse material change

(actual, anticipated, contemplated, proposed or threatened) in the business, affairs, business prospects, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation since the end of the period covered by the financial statements of the Corporation incorporated by reference into the Final Prospectus. Such deliveries shall also constitute the Corporation's consent to the use by the Agents and any Selling Firm of the Final Prospectus and any Prospectus Amendment in connection with the distribution of the Subscription Receipts in the Qualifying Jurisdictions in compliance with this Agreement and the Canadian Securities Laws.

(c) **Commercial Copies**

The Corporation shall cause commercial copies of the Final Prospectus in the English language to be delivered to the Agents without charge, in such numbers and in such cities as the Agents may reasonably request. Such delivery shall be effected as soon as possible and, in any event, with respect to the Final Prospectus on or before a date two Business Days after obtaining a receipt therefor from the applicable regulatory authorities in the Qualifying Jurisdictions. The Corporation shall similarly cause to be delivered commercial copies of any Prospectus Amendment.

(d) **Change of Closing Date**

If a material change or a change in a material fact such as is contemplated by Section 5 occurs prior to the Closing Date, the Closing Date shall be, unless the Corporation and the Agents otherwise agree in writing, the sixth Business Day following the later of:

(i) the date on which all applicable filings or other requirements of the Canadian Securities Laws with respect to such material change or change in a material fact have been complied with in all applicable Qualifying Jurisdictions and any appropriate receipts obtained for such filings and notice of such filings from the Corporation or its counsel have been received by the Agents; and

(ii) the date upon which the commercial copies of any Prospectus Amendments have been delivered in accordance with subsection 4(c).

(e) **Completion of Distribution**

The Agents shall, after the Closing Time, (i) use their best efforts to complete distribution of the Subscription Receipts as promptly as possible; and (ii) give prompt written notice to the Corporation and the TSX when, in the opinion of the Agents, they have completed distribution of the Subscription Receipts and provide the Corporation with a breakdown of the total proceeds realized in each of the Qualifying Jurisdictions and any other jurisdiction from such distribution.

5. Material Change During Distribution

During Distribution of the Subscription Receipts under the Final Prospectus, the Corporation shall promptly notify the Agents in writing of:

(a) any material change (actual, anticipated, contemplated, proposed or threatened, financial or otherwise) in the business, financial condition, affairs, operations, business prospects, assets, liabilities or obligations (contingent or otherwise) or capital of the Corporation;

(b) any material fact which has arisen or has been discovered and would have been required to have been stated in the Final Prospectus had the fact arisen or been discovered on, or prior to, the date of the Final Prospectus; and

(c) any change in any material fact or matter covered by a statement contained in the Final Prospectus or any Prospectus Amendment which change is, or may be, of such a nature as to render any statement in the Final Prospectus or any Prospectus Amendment misleading or untrue or which would result in a misrepresentation in the Final Prospectus or any Prospectus Amendment or which would result in the Final Prospectus or any Prospectus Amendment not complying (to the extent that such compliance is required) with the Canadian Securities Laws or other laws of any Qualifying Jurisdiction or which would reasonably be expected to have a significant effect on the market price or value of the Common Shares.

During the period of Distribution, the Corporation shall promptly, and in any event within any applicable time limitation, comply, to the reasonable satisfaction of the Agents, with all applicable filings and other requirements under the Canadian Securities Laws as a result of such material fact or change; provided that the Corporation shall not file any Prospectus Amendment or other document without first obtaining the approval of the Agents, after consultation with the Agents with respect to the form and content thereof. The Corporation shall in good faith discuss with the Agents any fact or change in circumstances (actual, anticipated, contemplated, proposed or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section.

The Corporation shall also prepare and deliver promptly to the Agents signed and certified copies of all Prospectus Amendments. Concurrently with the delivery of any Prospectus Amendment, the Corporation shall deliver or cause to be delivered to the Agents, with respect to such Prospectus Amendment, documents similar to those referred to in clauses 4(a)(ii), (iii) and (iv), as applicable.

6. Change in Canadian Securities Laws

If during the period of Distribution of the Subscription Receipts there shall be any change in the Canadian Securities Laws which, in the opinion of the Agents and the Corporation, together with its counsel, requires the filing of a Prospectus Amendment, the Corporation shall, to the reasonable satisfaction of the Agents, promptly prepare and file such Prospectus Amendment with the appropriate securities regulatory authority in each of the Qualifying Jurisdictions where such filing is required; provided that the Corporation shall not file any Prospectus Amendment or other document without first obtaining the approval of the Agents, after consultation with the Agents with respect to the form and content thereof.

7. Other Covenants, Representations and Warranties of the Corporation

(a) the Corporation and each of the Subsidiaries is a corporation duly incorporated, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be, has all requisite corporate power and authority and is duly qualified and holds all necessary material permits, licences and authorizations necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up, and the Corporation has all requisite power and authority to enter into each of this Agreement, the Subscription Receipt Agreement, the Warrant Indenture and the Compensation Option Certificates, and to carry out its obligations hereunder and thereunder;

(b) all of the Subsidiaries, and the Corporation's direct and indirect holdings and interests in each one, are as set out in the AIF under the heading "Corporate Structure";

(c) all of the issued and outstanding shares of the Subsidiaries are issued as fully paid and non-assessable shares, in each case free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Corporation or any of its Subsidiaries of any interest in any of the shares in the capital of any of the Subsidiaries;

(d) each of the execution and delivery of this Agreement, the Subscription Receipt Agreement, the Warrant Indenture and the Compensation Option Certificates, the performance by the Corporation of its obligations hereunder and thereunder, the issue and sale of the Subscription Receipts hereunder and the consummation of the transactions contemplated in this Agreement, the Subscription Receipt Agreement, the Warrant Indenture and the Compensation Option Certificates, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both) (A) any statute, rule or regulation applicable to the Corporation including, without limitation, Canadian Securities Laws and the rules and regulations of the TSX; (B) the constating documents, by-laws or resolutions of the Corporation which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation is a party or by which it is bound; or (D) any judgment, decree or order binding the Corporation or the Subsidiaries or the property or assets of the Corporation or the Subsidiaries;

(e) none of the Corporation or any Subsidiary has approved, is contemplating, has entered into any agreement in respect of, or has any knowledge of: (A) the purchase of any property material to the Corporation or assets or any interest therein or the sale, transfer or other disposition of any property material to the Corporation or assets or any interest therein currently owned, directly or indirectly, by the Corporation or any Subsidiary whether by asset sale, transfer of shares or otherwise; or (B) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or any Subsidiary or otherwise) of the Corporation or any Subsidiary;

(f) the Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada and present fully, fairly and correctly in all material respects, the financial condition of the Corporation as at the dates thereof and the results of the operations and the changes in the financial position of the Corporation for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and there has been no change in accounting policies or practices of the Corporation since June 30, 2006;

(g) all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "**Taxes**") due and payable by the Corporation and the Subsidiaries have been paid, except where the failure to pay such taxes would not constitute an adverse

material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where such failure would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation. To the best of the knowledge of the Corporation, no examination of any tax return of the Corporation or any Subsidiary is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Corporation or any Subsidiary, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation;

(h) the Corporation's Auditors are independent public accountants and have participant status with the Canadian Public Accountability Board as required under Canadian Securities Laws and there has never been a reportable disagreement (within the meaning of National Instrument 51-102 – *Continuous Disclosure Obligations*) between the Corporation and the Corporation's Auditors;

(i) as at the Closing Date, except as contemplated by this Agreement and as disclosed in the Preliminary Prospectus, no holder of outstanding shares in the capital of the Corporation will be entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Corporation are outstanding;

(j) other than as set out in the Prospectus, no legal or governmental proceedings or inquiries are pending to which the Corporation, or any of its Subsidiaries, is a party or to which its property is subject that would result in the revocation or modification of any material certificate, authority, permit or license necessary to conduct the business now owned or operated by the Corporation and its Subsidiaries which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect on the Corporation and, to the best of the Corporation's knowledge, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or its Subsidiaries or with respect to their properties;

(k) none of the Corporation nor its Subsidiaries is in violation of its constating documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound;

(l) the Corporation and each of its Subsidiaries owns or has the right to use under license, sub-license or otherwise all material intellectual property used by the Corporation and its Subsidiaries in its business, including copyrights, industrial designs, trade marks, trade secrets, know how and proprietary rights, free and clear of any and all encumbrances;

(m) any and all of the agreements and other documents and instruments pursuant to which the Corporation and its Subsidiaries hold the property and assets thereof (including any

interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, neither the Corporation nor any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation or any Subsidiary derive the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim. None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or any Subsidiary is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Preliminary Prospectus;

(n) each of this Agreement, the Subscription Receipt Agreement, Warrant Indenture and the Compensation Option Certificates has been or will be duly authorized and executed and delivered by the Corporation and constitutes or will constitute a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(o) at the Closing Time, all necessary corporate action will have been taken by the Corporation to allot and authorize the creation, issuance and sale of the Subscription Receipts, and, upon payment therefor the Subscription Receipts will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(p) all necessary notices and filings have been made with and all necessary consents, approvals and authorizations obtained by the Corporation from the TSX to ensure that, subject to fulfilling the Standard Listing Conditions, the Common Shares comprising part of the Units, the Warrant Shares and the Broker Shares will be listed and posted for trading on the TSX;

(q) no order, ruling of suspending the sale or ceasing the trading in any securities of the Corporation (including the Subscription Receipts) has been issued by any securities regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the best knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(r) the authorized capital of the Corporation consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value of which, as at the close of business on the business day immediately preceding the date hereof, 124,572,331 Common Shares and no preferred shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(s) the Corporation has not made any loans to or guaranteed the obligations of any person other than the Subsidiaries;

(t) with respect to each premises of the Corporation or its Subsidiaries which is material to the Corporation and its Subsidiaries on a consolidated basis and which the Corporation or

any of its Subsidiaries occupies as tenant (the **"Leased Premises"**), the Corporation or such Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation and/or its Subsidiaries occupies the Leased Premises is in good standing and in full force and effect;

(u) the Corporation and each Subsidiary is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect on the Corporation or any Subsidiary, and has not and is not engaged in any unfair labour practice;

(v) there has not been in the last two years and there is not currently any labour disruption or conflict which could reasonably be expected to have a Material Adverse Effect on the Corporation;

(w) other than as set out in the Prospectus, to the best knowledge of the Corporation, none of the directors, officers or employees of the Corporation or any associate or affiliate of any of the foregoing had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Corporation or its Subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Corporation;

(x) the assets of the Corporation and its Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Corporation has not failed to promptly give any notice of any material claim thereunder;

(y) the Transfer Agent at its principal offices in the City of Vancouver has been duly appointed as registrar and transfer agent for the Common Shares;

(z) the minute books and records of the Corporation and its Subsidiaries made available to counsel for the Agents in connection with its due diligence investigation of the Corporation and its Subsidiaries for the periods from their respective dates of incorporation to the date hereof are all of the minute books and records of the Corporation and its Subsidiaries, respectively, and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and its Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or any of its Subsidiaries to the date hereof not reflected in such minute books and other records, other than those which have been disclosed to the Agents or which are not material in the context of the Corporation and its Subsidiaries, on a consolidated basis;

(aa) to the best of the Corporation's knowledge, neither the Corporation nor any of its Subsidiaries has been in material violation of, in connection with the ownership, use, maintenance or operation of its property and assets, including the Leased Premises, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively the

"**Environmental Laws**") which would have a Material Adverse Effect on the Corporation;

(bb) without limiting the generality of subsection (aa) immediately above, the Corporation and each of its Subsidiaries, do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Corporation or any Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority, in each case which could reasonably be expected to have a Material Adverse Effect on the Corporation;

(cc) there are no orders, rulings or directives issued, pending or, to the best of the Corporation's knowledge threatened against the Corporation or any of its Subsidiaries under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation or any of its Subsidiaries (including the Leased Premises) which would have a Material Adverse Effect on the Corporation;

(dd) to the best of the Corporation's knowledge, the Corporation and its Subsidiaries are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration or mining activities) or non-compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect on the Corporation;

(ee) other than the Agents, there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement;

(ff) other than as set out in the Prospectus, each of the Corporation and its Subsidiaries holds all requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects except where the failure to hold such licences, registrations, qualifications, permits and consents would not have a Material Adverse Effect on the Corporation. In particular, without limiting the generality of the foregoing, neither the Corporation nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or adverse modification of any material mining or exploration permit or licence, nor have any of them received notice of the revocation or cancellation of, or any intention to revoke or cancel, any mining claims, groups of claims, exploration

rights, concessions or leases with respect to any of the resource properties described in the Preliminary Prospectus where such revocation or cancellation would have a Material Adverse Effect on the Corporation;

(gg) except as disclosed in the Preliminary Prospectus, the Corporation and the Subsidiaries are the absolute legal and beneficial owners of, and have good and marketable title to, all of the material property or assets thereof as described in the Prospectus, and no other Mining Rights (defined below) are necessary for the conduct of the business of the Corporation or any Subsidiary as currently conducted, none of the Corporation or any Subsidiary knows of any claim or the basis for any claim that might or could materially and adversely affect the right thereof to use, transfer or otherwise exploit such Mining Rights and, except as disclosed in the Preliminary Prospectus, none of the Corporation or any Subsidiary has any responsibility or obligation to pay any material commission, royalty, license fee or similar payment to any person with respect to the Mining Rights thereof;

(hh) the Corporation and its Subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property described in the Preliminary Prospectus is located (collectively, "**Mining Rights**"), in respect of the ore bodies and minerals located in properties in which the Corporation and the Subsidiaries have an interest as described in the Preliminary Prospectus under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation or the applicable Subsidiary to explore the minerals relating thereto; all property, leases or claims in which the Corporation or any Subsidiary has an interest or right have been validly located and recorded in accordance in all material respects with all applicable laws and are valid and subsisting except where the failure to be so would not have a Material Adverse Effect on the Corporation; the Corporation and the Subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Corporation and the Subsidiaries have an interest as described in the Preliminary Prospectus granting the Corporation or applicable Subsidiary the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation or the applicable Subsidiary, with only such exceptions as do not interfere with the use made by the Corporation or the applicable Subsidiary of the rights or interest so held; and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation or a Subsidiary except where the failure to be so would not have a Material Adverse Effect on the Corporation. The Mining Rights in respect of the Corporation's properties, as disclosed in the Preliminary Prospectus, constitute a description of all material Mining Rights held by the Corporation and its Subsidiaries;

(ii) the definitive form of certificate representing the Common Shares is in proper form under the laws of British Columbia, complies with the requirements of the TSX and does not conflict with the constating documents of the Corporation;

(jj) the Corporation has not declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its shares and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or agreed to do so or otherwise effected any return of capital with respect to such shares;

(kk) the Corporation is, and will be at the Closing Time, an Eligible Issuer and a reporting issuer under Canadian Securities Laws; the Corporation is not in default in any material respect of any requirement of Canadian Securities Laws and the Corporation is not included in a list of defaulting reporting issuers maintained by the Canadian Securities Regulators. In particular, without limiting the foregoing, the Corporation is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and, since June 30, 2006 (other than in respect of material change reports previously filed on a confidential basis and thereafter made public or material change reports previously filed on a confidential basis and in respect of which no material change ever resulted), no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change statement has not been filed, except to the extent that the Offering constitutes a material change;

(ll) all disclosure filings required to be made by the Corporation pursuant to Canadian Securities Laws have been made and such disclosure and filings were true and accurate as at the respective dates thereof and the Corporation has not filed any confidential material change reports;

(mm) the Corporation has, and to the best of the Corporation's knowledge the directors and officers of the Corporation have, answered every question or inquiry of the Agents and their counsel in connection with the Agents' due diligence investigations fully and truthfully;

(nn) the Campo Morado Technical Report was prepared, filed and certified in accordance with National Instrument 43-101 – *Standards of Disclosure for Mineral Projects and Form 43-101F1 Technical Report*;

(oo) the Corporation is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation and the Subsidiaries, considered as a whole;

(pp) neither the Corporation, nor to the best of the Corporation's knowledge any other person associated with or acting on behalf of the Corporation including, without limitation, any director, officer, agent or employee of the Corporation or its Subsidiaries, has, directly or indirectly, while acting on behalf of the Corporation or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the *Foreign Corrupt Practices Act of 1977*, as amended or similar legislation; or (iv) made any other unlawful payment; and

(qq) the operations of the Corporation and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "**Money Laundering Laws**") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of it subsidiaries with respect to the

Money Laundering Laws is pending, or to the best of the Corporation's knowledge, threatened.

8. Services Provided by Agents, Agency Fee and Compensation Options

In return for the Agents' services hereunder, the Corporation agrees to pay to the Lead Agent, on behalf of the Agents, a fee of $0.03 per Subscription Receipt (the "**Agency Fee**"). One-half of the aggregate Agency Fee shall be payable at the Closing Time and the balance shall be payable on the earlier of (i) the exercise by the holder of Subscription Receipts (in respect of those Subscription Receipts only), and (ii) the Escrow Release Date. For greater certainty, the services provided by the Agents in connection with the distribution of the Subscription Receipts hereunder will not be subject to the Goods and Services Tax provided for in the *Excise Tax Act* (Canada) and taxable supplies will be incidental to the exempt financial services provided.

As additional consideration for their services performed under this Agreement, the Corporation shall grant to the Agents on the Closing Date, options (the "**Compensation Options**"), substantially in the form set out in Schedule "A" hereto, to purchase up to an aggregate number of Broker Shares equal to 6% of the aggregate number of Subscription Receipts sold under the offering exercisable in whole or in part for a period of 24 months from the Closing Date at an exercise price of $0.50 per Broker Share. One half of the Compensation Options shall be delivered to the Agents on the Closing Date and the remainder shall be delivered concurrently with and in the same proportion as any Agency Fee released to the Agents after the Closing Date.

9. (a) Delivery of Purchase Price, Agents' Fee, Compensation Options and Certificates

The purchase and sale of the Subscription Receipts shall be completed at the Closing Time concurrently at the offices of Lang Michener LLP, 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia and Heenan Blaikie, Suite 2600, 200 Bay Street, South Tower, Royal Bank Plaza, Toronto, Ontario or at such other place or places as the Agents and the Corporation may agree upon. At the Closing Time, the Corporation shall duly and validly deliver to the Lead Agent, on behalf of the Agents, definitive certificates representing the Subscription Receipts registered in the name of "Paradigm Capital Inc." or in such other name or names as shall be designated by the Lead Agent on behalf of the Agents not less than one Business Day prior to the Closing Time, against payment by the Agents to the Corporation of 25% (up to $20 million) of the aggregate purchase price for the Subscription Receipts and the balance of such aggregate purchase price to the Transfer Agent, by certified cheque or wire transfer, net of one half of the Agency Fee and, net of amounts payable to the Agents' legal counsel, Heenan Blaikie LLP, and out-of-pocket expenses of the Agents incurred in connection with the Offering (which expenses shall be borne by the Corporation), as more fully set out in Section 15, against the delivery of cross-receipts therefor. In addition, the Corporation shall at the Closing Time issue to the Agents one half of the Compensation Options by execution and delivery to the Agents of one or more Compensation Option Certificates.

(b) Delivery of Certificates to Transfer Agent

The Corporation shall, prior to the Closing Date, make all necessary arrangements for the exchange of the definitive certificates representing the Subscription Receipts, on the delivery date, at the principal offices of the Transfer Agent in the City of Vancouver for certificates representing such number of the Subscription Receipts registered in such names as shall be designated by the Agents. The Corporation shall pay all fees and expenses payable to the Transfer Agent in connection with the preparation, delivery, certification and exchange of the Subscription Receipts contemplated by this Agreement and the fees and

expenses payable to Subscription Receipts in connection with the initial or additional transfers as may be required in the course of the distribution of the Subscription Receipts.

10. Closing Conditions

The Agents' obligation to complete the Closing at the Closing Time shall be subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by the Corporation of its obligations under this Agreement in all material respects and the following conditions:

(a) The Agents shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Agents, addressed to the Agents and counsel to the Agents from counsel to the Corporation, Lang Michener LLP, as to the laws of Canada and the Qualifying Jurisdictions, which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada, Ontario and British Columbia, and as to matters of fact, on certificates of the Corporation's Auditors, the Transfer Agent, public officials and officers of the Corporation and correspondence with public and stock exchange officials with respect to the following matters:

(i) as to the incorporation and existence of the Corporation under the laws of its governing jurisdiction, the due qualification of the Corporation to carry on its business as described in the Final Prospectus, and as to the corporate power and authority of the Corporation to own, lease and operate its properties and assets to conduct its business as described in the Final Prospectus and to enter into and to carry out its obligations under this Agreement and to grant the Compensation Options and to issue the Subscription Receipts, the Common Shares and Warrants comprising the Units, the Warrant Shares and the Compensation Options and the Broker Shares as contemplated by this Agreement;

(ii) that immediately prior to the Closing the authorized capital of the Corporation will consist of an unlimited number of Common Shares and an unlimited number of preferred shares, of which, 124,572,331 Common Shares and no preferred shares will be issued and outstanding as fully paid and non-assessable shares;

(iii) that all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of this Agreement, the Subscription Receipt Agreement, the Warrant Indenture, the Preliminary Prospectus, the Final Prospectus and the Compensation Option Certificate, and, if applicable, any Prospectus Amendments, and the filing of such documents under the Canadian Securities Laws in each of the Qualifying Jurisdictions;

(iv) that the Subscription Receipts have been validly authorized, created and issued;

(v) that the Common Shares comprising part of the Units have been validly authorized and issued by the Corporation and upon due exercise of the Subscription Receipts in accordance with the terms thereof will be validly issued as fully paid and non-assessable;

(vi) that the Warrants have been validly authorized, created and issued, and upon the Corporation receiving payment of the purchase price for any Warrant Shares

issued by the Corporation upon the exercise of the Warrants in accordance with the terms thereof, such Warrant Shares will be validly issued and outstanding as fully paid and non-assessable;

(vii) that the Compensation Options have been validly authorized and created and, upon the Corporation receiving payment of the purchase price for any Broker Shares issued by the Corporation upon the exercise of the Compensation Options in accordance with the terms thereof, such Broker Shares will be validly issued and outstanding as fully paid and non-assessable;

(viii) that the attributes of the Subscription Receipts, Common Shares, the Warrants and the Compensation Options are consistent in all material respects with the descriptions in the Final Prospectus;

(ix) that the execution and delivery of this Agreement, the issue and sale of the Subscription Receipts, the issue of the Common Shares and Warrants comprising the Units, the grant of the Compensation Options and the issue of the Broker Shares, and the consummation of the transactions contemplated by this Agreement, do not violate the by-laws, rules and regulations of any applicable laws of the Province of British Columbia or the laws of Canada applicable therein and do not and will not result in a breach (whether after notice or lapse of time or both) of any of the terms, conditions or provisions of the articles, by-laws or resolutions of the board of directors or the shareholders of the Corporation;

(x) that each of this Agreement, the Subscription Receipt Agreement, the Warrant Indenture and the Compensation Option Certificates has been duly authorized and executed by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except as enforcement of this Agreement, the Subscription Receipt Agreement, the Warrant Indenture and the Compensation Option Certificates may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(xi) that the Subscription Receipts will be qualified investments under the *Income Tax Act* (Canada) and the Regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans;

(xii) that the form of the share certificate representing the Common Shares complies with the requirements under the *Business Corporations Act* (British Columbia) and conforms, in all material respects, with the rules of the TSX and has been duly approved by the Corporation;

(xiii) that the Transfer Agent at its principal office in the City of Vancouver has been duly appointed as the subscription receipt agent for the Subscription Receipts, the warrant agent for the Warrants and transfer agent and registrar for the Common Shares;

(xiv) that all necessary documents have been filed and all requisite proceedings have been taken and all necessary approvals, permits, consents and authorizations of the appropriate regulatory authorities under the Canadian Securities Laws have been obtained by the Corporation to qualify the Subscription Receipts and the Compensation Options for Distribution in each of the Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws of the Qualifying Jurisdictions who have complied with the relevant provisions of such applicable legislation;

(xv) that the Common Shares comprising part of the Units, the Warrant Shares and the Broker Shares have been conditionally approved for listing by the TSX; and

(xvi) as to all other legal matters reasonably requested by counsel to the Agents relating to the distribution of the Subscription Receipts.

(b) The Agents shall have received at the Closing Time a letter dated the Closing Date, in form and substance satisfactory to the Agents addressed to the Agents and the directors of the Corporation from the Corporation's Auditors, confirming the continued accuracy of the comfort letter to be delivered to the Agents pursuant to subsection 4(a) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, which changes shall be acceptable to the Agents, acting reasonably.

(c) The Agents shall have received at the Closing Time certificates dated the Closing Date, addressed to the Agents and counsel to the Agents and signed by appropriate officers of the Corporation, with respect to the articles and by-laws of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement, the incumbency and specimen signatures of signing officers of the Corporation and with respect to such other matters as the Agents may reasonably request.

(d) The Agents shall have received at the Closing Time a certificate or certificates dated the Closing Date, addressed to the Agents and counsel to the Agents and signed on behalf of the Corporation by the President and Chief Executive Officer and by the Chief Financial Officer of the Corporation or other officers of the Corporation acceptable to the Agents, certifying for and on behalf of the Corporation after having made due enquiry, that:

(i) since the respective dates as of which information is given in the Final Prospectus as amended by any Prospectus Amendment (A) there has been no material change (actual, anticipated, contemplated, proposed or threatened, whether financial or otherwise) in the business, financial condition, affairs, operations, business prospects, assets, liabilities or obligations (contingent or otherwise) or capital of the Corporation, and (B) no transaction has been entered into by either of the Corporation which is material to the Corporation, other than as disclosed in the Final Prospectus or the Prospectus Amendments, as the case may be;

(ii) there are no contingent liabilities affecting the Corporation which are material to the Corporation, other than as disclosed in the Final Prospectus or the Prospectus Amendments, as the case may be;

(iii) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Canadian Securities Laws or by any other regulatory authority;

(iv) the Corporation has complied with and satisfied in all material respects the covenants, terms and conditions of this Agreement on its part to be complied with and satisfied up to the Closing Time;

(v) the representations and warranties of the Corporation contained in this Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement; and

(vi) such other matters as the Agents may reasonably request.

(e) If any of the Subscription Receipts or are offered and sold in the United States, the Agents shall have received at the Closing Time a legal opinion, in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents from U.S. counsel to the effect that registration under the 1933 Act is not required in connection with the offer or sale of the Subscription Receipts in the United States; provided that such counsel may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers of the Corporation, the Agent and others.

(f) The Corporation shall have received the conditional approval of the TSX for the listing of the Common Shares comprising part of the Units, the Warrant Shares and the Broker Shares for trading on such exchange.

11. Rights of Termination

This Agreement may be terminated in the sole discretion of the Agents (or any one of them) by written notice to the Corporation given prior to the Closing Time in the event that:

(a) the Corporation is in material breach of any term, condition, covenant or agreement contained in this Agreement or any representation or warranty given by the Corporation in this Agreement is determined to have been untrue, false or misleading in any material way as of the date upon which such was given; or

(b) at or prior to the Closing Time:

(i) there shall have occurred any adverse material change or there shall be discovered any previously undisclosed adverse material fact in relation to the Corporation; or

(ii) there shall have occurred any change in the Canadian Securities Laws or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province thereof or any statute of the United States or any state thereof or any stock exchange in relation to the Corporation or any of its securities (except for any inquiry, investigation or other

proceeding based upon activities of the Agents and not upon activities of the Corporation);

which, in the opinion of the Agents, prevents or restricts trading in or the distribution of the Subscription Receipts, the Common Shares and Warrants forming the Units, the Warrant Shares and/or Broker Shares issuable upon the due exercise of the Warrants or the Compensation Options, as the case may be, or adversely affects or might reasonably be expected to adversely affect the market price or value of the Common Shares; or

(iii) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe of national or international consequence or any law or regulation which, in the reasonable opinion of the Agents, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation and its Subsidiaries, taken as a whole;

(iv) a cease trading order is made by any securities regulator or other competent authority by reason of the fault of the Corporation or its directors, officers or agents and such cease trading order is not rescinded within 48 hours; or

(vi) the due diligence investigations of the Agents identify a material adverse fact with respect to the Corporation or any of its Subsidiaries or the Subscription Receipts which existed as of the date hereof but which had not been disclosed to the Agents.

The rights of termination contained herein may be exercised by any of the Agents and are in addition to any other rights or remedies any of the Agents may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Agents to the Corporation or on the part of the Corporation to the Agents except in respect of any liability which may have arisen prior to or arise after such termination under any of Sections 12, 13 and 15. A notice of termination given by an Agent under hereunder shall not be binding upon any other Agent.

12. Indemnity

The Corporation covenants and agrees to indemnify and save harmless the Agents and/or any of their affiliates and their respective directors, officers, employees, shareholders and agents (collectively with the Agents' affiliates, "**Agents' Personnel**"), against all losses (other than loss of profits), claims, damages, liabilities, costs or expenses, whether joint or several, caused or incurred by reason of or in connection with the transactions contemplated hereby including, without limitation, the following:

(a) any statement (other than a statement contained in and included in reliance upon and in conformity with written information furnished to the Corporation by the Agents relating to the Agents specifically for use therein) in the Prospectus, any Prospectus Amendment or any other document filed by the Corporation with the relevant securities regulatory authorities in Canada, which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(b) the omission or alleged omission to state in any certificate of the Corporation or of any officers of the Corporation delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with written

information furnished to the Corporation by the Agents relating to the Agents specifically for use therein) required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(c) any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority based upon any failure or alleged failure to comply with applicable securities laws (other than any failure or alleged failure to comply by the Agents) preventing and restricting the trading in or the sale of the Common Shares in the provinces of Canada;

(d) the non-compliance or alleged non-compliance by the Corporation with any requirement of applicable securities laws, including the Corporation's non-compliance with any statutory requirement to make any document available for inspection; or

(e) any breach of any representation, warranty or covenant of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder,

and will reimburse the Agents promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

Notwithstanding the foregoing, this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a) the Agents or Agents' Personnel have been negligent or exercised wilful misconduct in the course of such performance; and

(b) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence or wilful misconduct referred to in (a).

The Corporation shall not, without the prior written consent of the Agents, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agents or any Agents' Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Agents and all Agents' Personnel from all liability arising out of such claim, action, suit or proceeding.

Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

If any matter or thing contemplated by this section shall be asserted against any person in respect of which indemnification is or might reasonably be considered to be provided, such person (the "**Indemnified Party**") will notify the Corporation as soon as possible and in any event on a timely basis, of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Corporation or the Indemnified Party without the prior written consent of the other.

In any such claim, the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party's behalf, provided that the fees and disbursements of such other counsel shall be paid

by the Indemnified Party, unless (i) the Corporation and the Indemnified Party mutually agree to retain such other counsel or (ii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Corporation, on the other hand, and the representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests, in which event such fees and disbursements shall be paid by the Corporation to the extent that they have been reasonably incurred.

To the extent that any Indemnified Party is not a party to this agreement, the Agents shall obtain and hold the right and benefit of the indemnity provisions hereunder in trust for and on behalf of such Indemnified Party.

The Corporation hereby waives all rights which it may have by statute or common law to recover contribution from the Agents in respect of losses, claims, costs, damages, expenses or liabilities which any of them may suffer or incur directly or indirectly (in this Section 12, "**losses**") by reason of or in consequence of a document containing a misrepresentation; provided, however, that such waiver shall not apply in respect of losses by reason of or in consequence of any misrepresentation which is based upon or results from information or statements furnished by or relating solely to the Agents.

13. (a) **Contribution**

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 12 would otherwise be available in accordance with its terms but is, for any reason, unavailable to or unenforceable by the Agents or enforceable otherwise than in accordance with its terms or insufficient to hold any Indemnified Party harmless, the Corporation shall contribute to all claims suffered or incurred by any Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and any Indemnified Party on the other hand from the distribution of the Units but also the relative fault of the Corporation or any Indemnified Party as well as any relevant equitable considerations. The Corporation shall in any event be liable to contribute to the amount paid or payable by an Indemnified Party as a result of a claim under Section 12, any amounts in excess of the Agency Fee or any portion of such fee actually received by the Indemnified Party. The Agents shall not in any event be liable to contribute, in the aggregate, any amounts in excess of the Agency Fee or any portion of such fee actually received. However, no party who has engaged in any fraud, fraudulent misrepresentation, wilful misconduct or negligence shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation, wilful misconduct or negligence.

(b) **Right of Contribution in Addition to Other Rights**

The rights to contribution provided in this Section shall be in addition to and not in derogation of any other right to contribution which the Agents may have by statute or otherwise at law.

(c) **Calculation of Contribution**

If the Corporation may be held to be entitled to contribution from the Agents under the provisions of any statute or at law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of:

(i) the portion of the full amount of the loss or liability giving rise to such contribution for which the Agents are responsible, as determined in subsection 13(a), and

(ii) the amount of the aggregate fee actually received by the Agents from the Corporation under this Agreement.

(d) **Right of Contribution in Favour of Others**

With respect to any Indemnified Party who is not a party to this Agreement, it is the intention of the Corporation to constitute the Agents as trustees for such Indemnified Party of the rights and benefits of this Section and the Agents agree to accept such trust and to hold the rights and benefits of this Section in trust for an on behalf of such Indemnified Party.

14. Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

15. Expenses

Whether or not the transactions contemplated by this Agreement shall be completed, except as specifically provided below, all expenses of or incidental to the Offering and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement shall be borne directly by the Corporation, including, without limitation, fees and expenses payable in connection with the qualification of the Subscription Receipts for distribution, the fees relating to listing of the Common Shares comprising part of the Units, the Warrant Shares and the Broker Shares on any exchange, the fees of counsel to the Agents incurred in connection with the Offering up to $90,000 plus disbursements and GST, all fees and disbursements of counsel to the Corporation, local counsel and U.S. counsel to the Corporation, all fees and expenses of the Corporation's auditors, the reasonable fees and expenses relating to the marketing of the Subscription Receipts (including, without limitation, "road shows", marketing meetings, marketing documentation and institutional investor meetings) and all reasonable out-of-pocket expenses of the Agents (including Agents' travel expenses in connection with due diligence, marketing meetings and "road shows") and all costs incurred in connection with the preparation and printing of the Prospectus, any Prospectus Amendments and certificates representing the securities. All reasonable expenses incurred by or on behalf of the Agents and all fees and disbursements of counsel to the Agents payable pursuant to the foregoing shall be deducted from the aggregate purchase price for the Subscription Receipts in accordance with subsection 9(a).

16. Subsequent Offerings

Provided that there is a Successful Completion of the Offering:

(a) the Corporation will not issue any further securities or agree to do so, save and except (i) as contemplated by this engagement letter, (ii) pursuant to the exercise of options issued pursuant to the Corporation's employee stock option plan outstanding as of the date hereof which limits options (existing or new) to an aggregate of 8% of the post Offering Common Shares outstanding, (iii) upon conversion of the Subscription Receipts sold pursuant to this Offering, (iv) pursuant to the exercise of warrants outstanding as of the date hereof or the Warrants or Compensation Options issued under the Offering, (v) pursuant to share issuance obligations under existing mineral property agreements, or (vi) in connection with the acquisition by the Corporation of the shares or assets of other corporations or entities at any time during the period from the date hereof until 90 days following the Escrow Release Date, without the prior consent of the Lead Agent, not to

be unreasonably withheld. It is understood and agreed that if the Offering is closed and the minimum level of $55 million is not filled, that there shall be no restrictions on the Corporation regarding any subsequent financing; and

(b) contemporaneously with Closing, the Corporation's executive officers, directors and their respective associates will enter into agreements on terms and conditions satisfactory to the Lead Agent, acting reasonably, in which they will covenant and agree that they will not, for a period commencing on the Closing Date of the Offering and ending 90 days following the Escrow Release Date, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any common shares or other securities of the Corporation held by them, directly or indirectly, unless (i) they first obtain the prior written consent of the Agents, which consent will not be unreasonably withheld or delayed, or (ii) there occurs a take-over bid or similar transaction involving a change of control of the Corporation.

17. Right of First Refusal

Subject to the Successful Completion of the Offering, the Corporation shall grant the Lead Agent the right but not the obligation, to participate in any further brokered offering of securities (a "**Subsequent Financing**") with a minimum of 40% of the syndicate for a period of 12 months from the Closing Date. Should the Corporation receive a specific offer in connection with a Subsequent Financing from another broker/dealer during that period, the Company shall immediately advise the Lead Agent of the terms and conditions of the Subsequent Financing and the Lead Agent shall have 10 Business Days to exercise its first right to participate on the same terms and conditions as contemplated in the Subsequent Financing. If the Lead Agent elects not to do so, then the Corporation may proceed with the Subsequent Financing through any other agent(s) or underwriter(s), as the case may be, provided that the terms and conditions of such Subsequent Financing are not less favourable to the Corporation and the terms and conditions relative to the compensation of the agent(s) or underwriter(s), as the case may be, are not more favourable to the agent(s) or underwriter(s), as the case may be, than the terms proposed by the Corporation to the Lead Agent.

18. Survival of Representations and Warranties

The representations, warranties, covenants, obligations and agreements of the Corporation contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Subscription Receipts shall survive the purchase of the Subscription Receipts and shall continue in full force and effect for a period of three years following the Closing Date regardless of any subsequent disposition of the Subscription Receipts by the Purchasers or the termination of the Agents' obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in connection with the preparation of the Prospectus, any Prospectus Amendment or the distribution of the Subscription Receipts.

19. Time of the Essence

Time shall be of the essence of this Agreement.

20. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable in British Columbia and the parties hereto irrevocably attorn to the jurisdiction of the courts of such province.

21. Funds

Unless otherwise specified, all funds referred to in this Agreement shall be in Canadian dollars.

22. Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a "**Notice**") shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

Farallon Resources Ltd.
1020-800 West Pender Street
Vancouver, BC
V6C 2V6

Attention: Dick Wittington, President and Chief Executive Officer
Fax: 604-684-8092

with a copy (which shall not constitute notice) to:

Lang Michener LLP
1500 Royal Centre P.O. Box 11117
1055 West Georgia Street
Vancouver, British Columbia
V6E 4N7

Attention: Bernie Zinkhofer
Fax: 604-893-2395

If to Paradigm Capital Inc., addressed and sent to:

Paradigm Capital Inc.
95 Wellington Street West
Suite 2101
Toronto, Ontario
M5J 2N7

Attention: Andrew Partington
Fax: (416) 361-0679

If to Canaccord Capital Corporation, addressed and sent to:

Canaccord Capital Corp.
P.O. Box 10337,
Pacific Centre Suite 2200
609 Granville Street
Vancouver, BC
V7Y 1H2

Attention: Ali Pejman
Fax: 604-643-7733

If MGI Securities Inc., addressed and sent to:

MGI Securities
26 Wellington Street East
Suite 900
Toronto, Ontario M5E 1S2

Attention: Joshua Kingsmill
Fax: 416-864-7359

or to such other address as any of the persons may designate by Notice given to the others.

Each Notice shall be personally delivered to the addressee or sent by fax to the addressee and (i) a Notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

23. Entire Agreement

The provisions herein contained constitute the entire agreement between the parties relating to the Offering and supersede all previous communications, representations, understandings and agreements between the parties including, but not limited to, the Engagement Letter, with respect to the subject matter hereof whether verbal or written.

24. Press Releases

Any press release connected with the offering issued by the Corporation shall be issued only after consultation with the Lead Agent and in compliance with Canadian Securities Laws and applicable securities laws in the United States. If the offering is successfully completed, the Agents shall be permitted to publish, at the Agents' expense, such advertisements or announcements relating to the services provided hereunder in such newspaper or other publications as they may consider appropriate.

25. Authority of Paradigm Capital Inc.

The Lead Agent is hereby authorized by each of Canaccord Capital Corporation and MGI Securities Inc. to act on its behalf and the Corporation shall be entitled to and shall act on any Notice given in accordance with Section 22 or agreement entered into by or on behalf of the Agents by the Lead Agent, which represents and warrants that it has irrevocable authority to bind the Agents, except in respect of any

consent to an omission of liability or a settlement pursuant to subsection 13(c) which consent shall be given by the Indemnified Party or other parties, a notice of termination pursuant to Section 11 which notice may be given by any of the Agents. The Lead Agent shall consult with Canaccord Capital Corporation and MGI Securities Inc. concerning any matter in respect of which it acts as representative of the Agents.

26. Counterparts

This Agreement may be executed by anyone or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

27. Language

The parties hereto confirm their express wish that this agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language.

Les parties reconnaissent leur volonté express que la présente convention ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rédigés en anglais.

28. Facsimile

The Corporation and the Agents shall be entitled to rely on delivery by facsimile of an executed copy of this Agreement and acceptance by the Corporation and the Agents of that delivery shall be legally effective to create a valid and binding agreement between the Corporation and the Agents in accordance with the terms of this Agreement.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing this letter where indicated below and returning the same to the Lead Agent upon which this letter as so accepted shall constitute an agreement among us.

Yours very truly,

PARADIGM CAPITAL INC.

By: *"Andrew Partington"*
Authorized Officer

CANACCORD CAPITAL CORPORATION

By: *"David Horton"*
Authorized Officer

MGI SECURITIES INC.

By: *"Joshua Kingsmill"*
Authorized Officer

The foregoing offer is accepted and agreed to as of the date first above written.

FARALLON RESOURCES LTD.

By: *"JRH (Dick) Wittington"*
Authorized Officer

SCHEDULE "A"

THE COMPENSATION OPTIONS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (VANCOUVER TIME) ON •, 2008, AFTER WHICH TIME THE COMPENSATION OPTIONS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

COMPENSATION OPTIONS TO PURCHASE COMMON SHARES OF

FARALLON RESOURCES LTD.
(Existing under the laws of British Columbia)

Void After
•, 2008

THIS CERTIFIES that, for value received, • (the "Holder"), is the registered holder of • compensation options (the "Compensation Options") each of which entitle the holder, subject to the terms and conditions set forth in this Compensation Option Certificate, to purchase from Farallon Resources Ltd. (the "Corporation"), one common share in the capital of the Corporation (a "**Share**"), at any time until 5:00 p.m. (Vancouver time) on •, 2008, at which time the Compensation Options shall become wholly void and the unexercised portion of the subscription right represented hereby will expire and terminate (the "**Time of Expiry**") on payment of $0.50 per Share (the "**Exercise Price**").

1. Exercise of Compensation Options

(a) Election to Purchase. The rights evidenced by this certificate may be exercised by the Holder in whole or in part and in accordance with the provisions hereof by delivery of an Election to Purchase in substantially the form attached hereto as Schedule 1, properly completed and executed, together with payment by certified cheque or bank draft of the Exercise Price for the number of Shares specified in the Election to Purchase at the office of the Corporation at Suite 1020, 800 West Pender Street, Vancouver, B.C., V6C 2V6, or such other address in Canada as may be notified in writing by the Corporation (the "Corporation Office"). The election to purchase must be executed outside the United States. In the event that the rights evidenced by this certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Shares issuable on the exercise of the Compensation Options so exercised, issue to the Holder a Compensation Option Certificate on identical terms in respect of that number of Shares in respect of which the Holder has not exercised the rights evidenced by this certificate.

(b) Exercise. The Corporation shall, within three business days after receiving a duly executed Election to Purchase and the Exercise Price for the number of Shares specified in the Election to Purchase (the "Exercise Date"), issue that number of Shares specified in the Election to Purchase.

(c) Certificates. As promptly as practicable after the Exercise Date, the Corporation shall issue and deliver to the Holder, registered in such name or names as the Holder may direct or if no such direction has been given, in the name of the Holder, a certificate or certificates for the number of Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to

the number of Compensation Options which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

(d) Fractional Units. No fractional Shares shall be issued upon exercise of these Compensation Options and the Agent will not be entitled to any cash payment or compensation in lieu of a fractional Share.

(e) Corporate Changes.

(i) Subject to clause 1(e)(ii) hereof, if, prior to the Time of Expiry, the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the Compensation Options evidenced by this certificate shall be adjusted so that the holder hereof shall be entitled to acquire the same number and type of securities to which the holder of that number of Shares of the Corporation subject to the unexercised Compensation Options would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Compensation Options immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the unexercised Compensation Options would have been entitled to by reason of such Event.

(ii) If the Corporation is unable to deliver securities to the Holder pursuant to the proper exercise of a Compensation Option, the Corporation may satisfy such obligations to the Holder hereunder by paying to the Holder in cash the difference between the Exercise Price of all unexercised Compensation Options granted hereunder and the Fair Market Value of the securities to which the Holder would be entitled to upon exercise of all unexercised Compensation Options. Adjustments under this subsection (e) or (subject to subsection (o)) any determinations as to the Fair Market Value of any securities shall be made by the board of directors of the Corporation, or any committee thereof specifically designated by the board of directors to be responsible therefor, and any reasonable determination made by such board or committee thereof shall be binding and conclusive, subject only to any disputes being resolved by the Corporation's auditors, whose determination shall be binding and conclusive.

(f) Subdivision or Consolidation of Common Shares.

(i) In the event that, prior to the Time of Expiry, the Corporation shall subdivide its outstanding common shares ("Common Shares") into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

(ii) Upon each adjustment of the Exercise Price as provided herein, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(g) Change or Reclassification of Common Shares. In the event that prior to the Time of Expiry, the Corporation shall change or reclassify its outstanding Common Shares into a different class of securities, the rights evidenced by the Compensation Options shall be adjusted as follows so as to apply to the successor class of securities:

(i) the number of the successor class of securities which the Holder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Shares subject to the unexercised Compensation Options immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

(ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the unexercised Compensation Options immediately prior to the change or reclassification, and dividing the product thereof by the number of shares determined in clause 1(g)(i) hereof.

(h) Offering to Shareholders. If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this subsection 1(h) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional Common Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Fair Market Value, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number

of Common Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

(i) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(j) Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Shares or other securities subject to the unexercised Compensation Options resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

(k) Other Notices. In case at any time prior to the Time of Expiry:

(i) the Corporation shall declare any dividend upon its Common Shares payable in Common Shares;

(ii) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, in any one or more of such cases, the Corporation shall give to the Holder (A) at least 10 days' prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property

deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

(l) Shares to be Reserved. The Corporation will at all times keep available, and reserve if necessary under Canadian law, out of its authorized Common Shares, solely for the purpose of issue upon the exercise of the Compensation Options, such number of Shares as shall then be issuable upon the exercise of the Compensation Options. The Corporation covenants and agrees that all such Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Corporation will take all such actions as may be necessary to ensure that all such Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Corporation will take all such actions are within its power to ensure that all such Shares may be so issued without violation of any applicable law.

(m) Issue Tax. The issuance of certificates for Shares upon the exercise of Compensation Options shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(n) Listing. The Corporation will, at its expense and as expeditiously as possible, use its reasonable commercial efforts to cause all Shares issuable upon the exercise of the Compensation Options to be duly listed on the Toronto Stock Exchange and/or any other stock exchange upon which the Common Shares may be then listed prior to the issuance of such Shares.

(o) Fair Market Value. For the purposes of any computation hereunder, the "Fair Market Value" at any date shall be the weighted average sale price per share for the Common Shares of the Corporation for the 20 consecutive trading days immediately before such date on the most senior stock exchange in Canada on which the Common Shares may then be listed and on which there is the greatest volume of trading of the Common Shares for such 20 day period, or, if the shares or any other security in respect of which a determination of Fair Market Value is being made are not listed on any stock exchange, the Fair Market Value shall be determined by the directors, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

2. Replacement

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Compensation Option Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Compensation Option Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Compensation Option Certificate).

3. Expiry Date

The Compensation Option shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 5:00 p.m. (Vancouver time) on •, 2008.

4. Covenant

So long as any Compensation Option remain outstanding the Corporation covenants that it shall do or cause to be done all things necessary to maintain its status as a reporting issuer not in default in the Qualifying Jurisdictions.

5. Defined Terms

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the agency agreement dated as of December [■], 2006 between the Corporation, Paradigm Capital Inc., Canaccord Capital Corporation and MGI Securities Inc.

6. Governing Law

The laws of the Province of British Columbia and the laws of Canada applicable therein shall govern the Compensation Options.

7. Successors

This Compensation Option Certificate shall enure to the benefit of the Holder and its successors or assigns and shall be binding on the Corporation and its respective successors.

8. General

By acceptance hereof, the Agent hereby represents and warrants to the Corporation that the Agent is acquiring these Compensation Options as principal for its own account and not for the benefit of any other person.

All amounts of money referred to in this Compensation Option Certificate are expressed in lawful money of Canada.

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Schedule "1"

Election to Exercise

TO: FARALLON RESOURCES LTD.

The undersigned hereby irrevocably elects to exercise the number of Compensation Options of Farallon Resources Ltd. set out below for the number of Shares (or other property or securities subject thereto) as set forth below:

(a) Number of Compensation Options to be Exercised: ____________

(b) Number of Shares to be Acquired: ____________

(c) Exercise Price per Share: $____________

(d) Aggregate Purchase Price [(b) multiplied by (c)] $____________

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.

By executing this election to exercise, the undersigned represents and warrants that the undersigned is not a U.S. Person or a Person within the United States and that the Shares are not being subscribed for on behalf of a U.S. Person (as such terms are defined for purposes of the United States *Securities Act of 1933*, as amended).

DATED this ______ day of ____________, 200__ .

[NAME OF HOLDER]

Per:________________________________

____

Name of Registered Holder:

____

Address of Registered Holder:

____

____

SCHEDULE "B"

TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES

TERMS FOR OFFERING TO U.S. PURCHASERS

As used in this Schedule "B" and related appendices, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agency Agreement to which this Schedule "B" is annexed and the following terms shall have the meanings indicated:

(a) **"Directed Selling Efforts"** means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Subscription Receipts and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Subscription Receipts;

(b) **"Foreign Issuer"** means "foreign issuer" as that terms is defined in Rule 902(e) of Regulation S;

(c) **"General Solicitation"** and **"General Advertising"** means "general solicitation" and "general advertising", respectively, as used under Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(d) **"Institutional Accredited Investors"** means institutions that are "accredited investors" as specified in Rule 501(a)(1),(2),(3) or (7) of Regulation D;

(e) **"Regulation D"** means Regulation D adopted by the SEC under the U.S. Securities Act;

(f) **"Regulation S"** means Regulation S adopted by the SEC under the U.S. Securities Act;

(g) **"SEC"** means the United States Securities and Exchange Commission;

(h) **"Substantial U.S. Market Interest"** means "substantial U.S. market interest" as that term is defined in Regulation S;

(i) **"United States"** means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(j) **"U.S. Affiliate"** of any Agent means the U.S. registered broker-dealer affiliate of such Agent;

(k) **"U.S. Exchange Act"** means the United States Securities Exchange Act of 1934, as amended;

(l) **"U.S. Person"** means a U.S. person as that term is defined in Regulation S; and

(m) "**U.S. Securities Act**" means the United States Securities Act of 1933, as amended.

Representations, Warranties and Covenants of the Agents

Each of the Agents and the U.S. Affiliates acknowledges that the Subscription Receipts have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and state securities laws. Accordingly, each of the Agents and the U.S. Affiliates represents, warrants and covenants to the Corporation that:

1. It has not offered and sold, and will not offer and sell, any Subscription Receipts forming part of its allotment except (a) in an offshore transaction in accordance with Rule 903 of Regulation S or (b) in the United States as provided in Sections 2 through 10 below. Accordingly, neither the Agent nor any of its affiliates nor any persons acting on its behalf, has made or will make (except as permitted in Sections 2 through 10 below), (i) any offer to sell or any solicitation of an offer to buy, any Subscription Receipts to any person in the United States or a U.S. Person, (ii) any sale of Subscription Receipts to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Agent, affiliate or person acting on its or their behalf reasonably believed that such purchaser was outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to the Subscription Receipts.

2. It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Subscription Receipts, except with its U.S. Affiliates, any selling group members or with the prior written consent of the Corporation. It shall require each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the provisions of this Schedule "B" applicable to the Agent as if such provisions applied to such selling group member.

3. All offers and sales of Subscription Receipts in the United States shall be made by the Agent through its U.S. Affiliate, which on the dates of such offers and sales was and will be duly registered as a broker-dealer under the U.S. Exchange Act and under all applicable state securities laws (except where exempted from the respective state's broker-dealer registration requirements) and a member of, and in good standing with, the National Association of Securities Dealers, in accordance with all applicable United States state and federal securities (including broker-dealer) laws. The U.S. Affiliate will make all offers and sales of Subscription Receipts in compliance with all applicable United States federal and state broker-dealer requirements.

4. It and its affiliates have not, either directly or through a person acting on its or their behalf, solicited and will not solicit offers for, and have not offered to sell and will not offer to sell, any of the Subscription Receipts in the United States by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5. Any offer, sale or solicitation of an offer to buy Subscription Receipts that has been made or will be made in the United States was or will be made only to Institutional Accredited Investors in transactions that are exempt from registration under the U.S. Securities Act and applicable state securities laws.

6. Each offeree in the United States shall be provided, prior to time of purchase of any Subscription Receipts, with a copy of the U.S. private placement offering memorandum (the "U.S. Private Placement Memorandum") attached to a copy of the Final Prospectus and no other written

material will be used in connection with the offer or sale of the Subscription Receipts in the United States.

7. Immediately prior to soliciting any purchaser that is in the United States or for the benefit or account of a U.S. Person, the Agent, the U.S. Affiliate, their respective affiliates, and any person acting on their behalf, had reasonable grounds to believe and did believe that each such purchaser was an Institutional Accredited Investor, and at the time of completion of each sale to or for the benefit or account of a U.S. Person or a person in the United States, the Agent, the U.S. Affiliate, their respective affiliates, and any person acting on their behalf will have reasonable grounds to believe and will believe, that each purchaser designated by the Agent or the U.S. Affiliate to purchase Subscription Receipts from the Corporation is an Institutional Accredited Investor.

8. Prior to any sale of Subscription Receipts in the United States, it shall cause each purchaser that is a U.S. Person thereof to execute a Purchaser's Letter in the form attached hereto as Appendix I.

9. At least one business day prior to the Time of Delivery, the transfer agent will be provided with a list of all purchasers of the Subscription Receipts in the United States.

10. At closing, each U.S. Affiliate and the Agent, will provide a certificate, substantially in the form of Appendix II, relating to the manner of the offer and sale of the Subscription Receipts in the United States.

11. Prior to soliciting any offerees and prior to the completion of any sale of Subscription Receipts to U.S. Persons or persons in the United States, each purchaser will be informed that the Subscription Receipts, the Units, the Common Shares, the Warrants and the Warrant Shares have not been and will not be registered under the U.S. Securities Act and are being offered to such purchaser in reliance on an exemption from the registration requirements of the U.S. Securities Act provided by Rule 506 of Regulation D.

12. The Agent and the U.S. Affiliate acknowledge that, until 40 days after the commencement of the offering of the Subscription Receipts, an offer or sale of the Subscription Receipts within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with Rule 144A.

13. None of the Agent, the U.S. Affiliate nor any person acting on its or their behalf has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with its offers or sales of the Subscription Receipts in the United States.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees that:

1. The Corporation is a Foreign Issuer with no Substantial U.S. Market Interest in the Subscription Receipts of the Corporation.

2. The Corporation is not, and as a result of the sale of the Subscription Receipts contemplated hereby will not be, an "investment company" as defined in the *United States Investment Company Act of 1940*, as amended.

3. Except with respect to offers and sales to Institutional Accredited Investors in reliance upon an exemption from registration under the U.S. Securities Act, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Agent, the U.S. Affiliate, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Subscription Receipts to or for the benefit of a person in the United States; or (B) any sale of Subscription Receipts unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States, or (ii) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.

4. Neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Agent, the U.S. Affiliate, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation), has made or will make any Directed Selling Efforts in the United States with respect to the Subscription Receipts, or has taken or will take any action that would cause the applicable exemption afforded by the U.S. Securities Act or Regulation S to be unavailable for offers and sales of the Subscription Receipts pursuant to this agreement.

5. None of the Corporation, any of its affiliates or any person acting on its or their behalf have (other than the Agent, the U.S. Affiliate, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation) has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Subscription Receipts in the United States by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

6. Except with respect to the offer and sale of the Subscription Receipts offered hereby, neither the Corporation nor any person acting on behalf of the Corporation has, within six months prior to the date hereof, sold, offered for sale or solicited any offer to buy any of the Corporation's securities of the same or similar class to that of the Subscription Receipts, in a manner that would be integrated with the offer and sale of the Subscription Receipts and would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Subscription Receipts.

7. That in connection with the exercise or deemed exercise of the Subscription Receipts it will not pay or give, directly or indirectly, any commission or other remuneration for soliciting such exchange.

8. Neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

9. None of the Corporation, its affiliates or any person acting on its behalf, (other than the Agent, the U.S. Affiliate, or any members of the banking and selling group formed by them, as to whom the Corporation makes no representation) has engaged or will engage in any violation of Regulation M under the U.S. Exchange Act in connection with any offer or sale of the Subscription Receipts.

10. For each taxable year, if any, that the Corporation qualifies as a "passive foreign investment company" (a "PFIC"), as defined in section 1297(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in the case of a purchaser of Subscription Receipts that is a "United States

APPENDIX I TO SCHEDULE "B"

U.S. SUBSCRIPTION AGREEMENT

SUBSCRIPTION RECEIPTS

TO: Farallon Resources Ltd. (the "**Company**")

AND TO: Paradigm Capital Inc. (the "**Agent**")
Canaccord Capital Corporation
MGI Securities Inc.

AND TO: Paradigm Capital U.S. Inc. (the "**U.S. Affiliate**")

RE: Purchase of Common Shares of Farallon Resources Ltd.

1. The undersigned (the "**Subscriber**") hereby irrevocably subscribes for and agrees to purchase from the Company the number of subscription receipts (the "**Subscription Receipts**") of the Company at a price of Cdn$0.50, for the aggregate consideration set forth in Box A of Section 9 below (the "**Subscription Price**"). Each Subscription Receipt will entitle the Subscriber thereof to receive one common share (each, a "**Common Share**") and one-half of one common share purchase warrant (each , a "**Warrant**"), without payment of additional consideration and without any further action by the Subscriber, upon satisfaction of the Escrow Release Conditions, as defined in the Canadian Prospectus. Each Warrant will entitle the holder thereof to purchase one Common Share (each, a "**Warrant Share**") at a price of $0.70 per share at any time before 5:00 p.m. (Vancouver time) on the date that is 24 months after the closing date of the offering of the Subscription Receipts (the "**Closing Date**"). The expiry of the Warrants may be accelerated in certain events, as described under the "Plan of Distribution" section of the Canadian Prospectus.

2. The Subscriber acknowledges that this subscription agreement is subject to acceptance by the Company. The Company may also accept this subscription agreement in part. The Subscriber agrees that if this subscription agreement is not accepted in full, any funds related to the portion of this subscription agreement not accepted will be returned to the undersigned, without interest.

3. By executing this subscription agreement, the Subscriber represents, warrants and covenants (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder) to the Company, the Agents and the U.S. Affiliate (and acknowledges that the Company, the Agents and the U.S. Affiliate are relying thereon) that:

(a) it is authorized to consummate the purchase of the Subscription Receipts;

(b) it understands that the Subscription Receipts, the Common Shares, the Warrants and the Warrant Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "**U.S. Securities Act**"), or any applicable state securities laws, and that the offer and sale of Subscription Receipts to it is being made in reliance on a private placement exemption available under Rule 506 under the U.S. Securities Act to "institutional accredited investors", as defined to mean those accredited investors described in Rule 501(a) (1), (2), (3) and (7) of Regulation D of the U.S. Securities Act, as set forth in Annex A hereto ("**Institutional Accredited Investors**");

(c) it has received a copy, for its information only, of the Canadian Prospectus dated December 14, 2006 (the "**Canadian Prospectus**"), together with a U.S. private placement memorandum dated December 14, 2006 (the "**U.S. Placement Memorandum**"), relating to the offering in the United States of the Subscription Receipts, it has had access to such additional information, if any, concerning the Company as it has considered necessary in connection with its investment decision to acquire the Subscription Receipts, and it acknowledges that it has been offered the opportunity to ask questions and receive answers from management of the Company concerning the terms and conditions of the offering of the Subscription Receipts, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in this U.S. Placement Memorandum (including the Canadian Prospectus);

(d) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Subscription Receipts and is able to bear the economic risks of, and withstand the complete loss of, such investment;

(e) it is relying on the information contained in this U.S. Placement Memorandum (including the Canadian Prospectus) in making its investment decision with respect to the Subscription Receipts. It acknowledges that no representation or warranty is made by the Agents or the U.S. Affiliates as to the accuracy or completeness of such materials. It further acknowledges that none of the Company, the Agents or the U.S. Affiliate has made any representation or given any information to it with respect to the Company or the offering or sale of the Subscription Receipts other than the information contained in this U.S. Placement Memorandum (including the Canadian Prospectus);

(f) it has no knowledge of a "material fact" or "material change" (as those terms are defined under Section 1(1) of the *Securities Act* (British Columbia)) in the affairs of the Company that has not been generally disclosed to the public;

(g) it is an Institutional Accredited Investor acquiring the Subscription Receipts for its own account or, if the Subscription Receipts are to be purchased for one or more accounts ("investor accounts") for which it is acting as a fiduciary or agent, each such investor account is an Institutional Accredited Investor on a like basis;

(h) it is not acquiring the Subscription Receipts with a view to any resale, distribution or other disposition of the Subscription Receipts, the Common Shares, the Warrants or the Warrant Shares in violation of United States federal or applicable state securities laws, and, in particular, it has no intention to distribute either directly or indirectly any of the Subscription Receipts, the Common Shares, the Warrants or the Warrant Shares in the United States or to U.S. persons; provided, however, that the holder may sell or otherwise dispose of any of the Subscription Receipts, the Common Shares, the Warrants or the Warrant Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state securities laws or pursuant to an exemption from such registration requirements;

(i) in the case of the purchase by the Subscriber of the Subscription Receipts as agent or trustee for any other person, the Subscriber has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby;

(j) it is not a "control person" of the Company as defined under Canadian securities laws, will not become a "control person" by virtue of this purchase of any of the Subscription Receipts, and does not intend to act in concert with any other person to form a control group of the Company;

(k) it is not purchasing the Subscription Receipts as a result of any general solicitation or general advertising (as those terms are used in Regulation D ("Regulation D") under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(l) it understands that the Subscription Receipts are and, upon issuance, the Common Shares, the Warrants and the Warrant Shares will be "restricted securities" as defined in Rule 144 under the U.S. Securities Act and agrees that if it decides to offer, sell or otherwise transfer such securities, such securities may be offered, sold or otherwise transferred only (A) to the Company, (B) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, (C) within the United States in accordance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available; (D) in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities; or (E) pursuant to an effective registration statement under the U.S. Securities Act, provided that with respect to sales or transfers under clauses (C) or (D), only if the holder has furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, prior to such sale or transfer and in each case in accordance with any applicable state securities laws in the United States or securities laws of any other applicable jurisdiction;

(m) it has been independently advised as to the applicable hold period and resale restrictions with respect to trading imposed in respect of the Subscription Receipts, the Common Shares, the Warrants and the Warrant Shares by securities legislation in the jurisdiction in which it resides, and confirms that no representation has been made respecting the applicable hold periods for the Subscription Receipts, the Common Shares, the Warrants and the Warrant Shares and is aware of the risks and other characteristics of Subscription Receipts, the Common Shares, the Warrants and the Warrant Shares and of the fact that the undersigned may not be able to resell such securities except in accordance with applicable securities legislation and regulatory policy;

(n) no person has made to the Subscriber any written or oral representations:

  (i) that any person will resell or repurchase the Subscription Receipts;

  (ii) that any person will refund the purchase price of the Subscription Receipts; or

  (iii) as to the future price or value of any of the Subscription Receipts;

(o) it understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing the Subscription Receipts, the Common Shares, the Warrants and the Warrant Shares and all

certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY, THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH CANADIAN LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C) AND (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

provided that:

(i) if any such securities are being sold under clause 3(l)(B) above and in compliance with Canadian local laws and regulations, and provided that the Company is a "foreign issuer" within the meaning of Regulation S at the time of sale, the legend may be removed by providing a declaration to Computershare Trust Company of Canada, as registrar and transfer agent, in the form attached as Exhibit II to the U.S. Placement Memorandum, as may be amended from time to time by the Company, to the effect that the securities are being sold in compliance with Rule 904 of Regulation S, together with any documentation as may be required by the Company or its transfer agent to the effect that an exemption from the registration requirements of the U.S. Securities Act is available; and

(ii) if any such securities are being sold under clause 3(l)(C) or 3(l)(D) above, the legend may be removed by delivery to Computershare Trust Company of Canada and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

The undersigned further understands and agrees that the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and that certificates representing the Warrants will bear a legend to the following effect in addition to the legend stated above:

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN THEM UNDER REGULATION S PROMULGATED PURSUANT TO THE U.S. SECURITIES ACT."

(p) it consents to the Company making a notation on its records or giving instructions to any transfer agent of the Subscription Receipts and, upon issuance, the Common Shares, the Warrants and the Warrant Shares in order to implement the restrictions on transfer set forth and described herein;

(q) the office or other address of the undersigned at which the undersigned received and accepted the offer to purchase the Subscription Receipts is the address listed in Box B of Section 9 below;

(r) it understands and acknowledges that the Company is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission or with any state securities administrator any registration statement in respect of the Subscription Receipts and, upon issuance, the Common Shares, the Warrants and the Warrant Shares under the U.S. Securities Act or any state securities laws;

(s) if required by applicable securities laws, regulatory policy, rule or order or by any securities commission, stock exchange or other regulatory authority, it will execute, deliver and file, within the approved time periods, all documentation as may be required thereunder, and otherwise assist the Company, the Agents or the U.S. Affiliates in filing reports, questionnaires, undertakings and other documents with respect to the issuance of the Subscription Receipts; and

(t) this subscription agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber.

4. The Subscriber acknowledges that the representations and warranties and agreements contained herein are made by it with the intention that they may be relied upon by the Company, its legal counsel and the Agents and the U.S. Affiliate and their legal counsel in determining its eligibility or, if applicable, the eligibility of others on whose behalf it is contracting hereunder, to purchase the Subscription Receipts. The Subscriber further agrees that by accepting delivery of the Subscription Receipts or by having the Agents or U.S. Affiliates accept delivery of the Subscription Receipts on its behalf, it shall be representing and warranting that the representations, warranties, acknowledgements and agreements contained herein are true and correct as at the time of accepting delivery of the Subscription Receipts with the same force and effect as if they had been made by the Subscriber at such time and that the representations and warranties shall survive the purchase by the Subscriber of the Subscription Receipts and shall continue in full force and effect notwithstanding any subsequent disposition by the

Subscriber of the Subscription Receipts. The Company and its directors, officers, employees, shareholders and its legal counsel, and the Agents and the U.S. Affiliate and their respective directors, officers, employees, shareholders and legal counsel shall be entitled to rely on the representations and warranties of the Subscriber contained in this subscription agreement, and the Subscriber shall indemnify and hold harmless the Company, its legal counsel and the Agents and the U.S. Affiliate and their legal counsel for any loss, costs or damages any of them may suffer as a result of any misrepresentations or any breach or failure to comply with any agreement herein.

5. The Subscriber acknowledges and consents to the fact that the Company, the Agents and the U.S. Affiliate are collecting the Subscriber's personal information for the purpose of fulfilling this Subscription Agreement. The Subscriber further acknowledges and consents to the fact that the Company, the Agents or the U.S. Affiliate may be required by applicable securities laws to provide the securities regulators or other authorities pursuant to the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada) with any personal information provided by the Subscriber, pursuant to this subscription agreement. Notwithstanding that the Subscriber may be purchasing Subscription Receipts as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Agents, the U.S. Affiliate or the Company in order to comply with the foregoing.

6. The Subscriber irrevocably authorizes the Company to produce this subscription agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7. The contract arising out of the acceptance of this subscription by the Company shall be governed by and construed in accordance with the laws of the province of British Columbia and the laws of Canada applicable in the province of British Columbia and represents the entire agreement of the parties hereto relating to the subject matter hereof.

8. The Company, the Agents, and the U.S. Affiliate shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Company of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement among the undersigned, the Company, the Agents and the U.S. Affiliate in accordance with the terms hereof.

9. SUBSCRIPTION PARTICULARS

BOX A
Particulars of Purchase of Subscription Receipts

Number of Subscription Receipts subscribed for:	______________________
Subscription Price (Cdn. $0.50 X number of Subscription Receipts	______________________

BOX B
Subscriber Information

Name of Purchaser	______________________
Street Address	______________________
Street Address (2)	______________________
City and State	______________________
Zip Code	______________________
Contact Name	______________________
Alternate Contact	______________________
Phone No.	______________________
Fax No.	______________________

BOX C
Registration Information

Name	____________________
Account Reference (if applicable)	____________________
Street Address	____________________
Street Address (2)	____________________
City and State	____________________
Zip Code	____________________
Contact Name	____________________
Alternate Contact	____________________
Phone No.	____________________
Fax No.	____________________

BOX D
Delivery Instructions for Certificates

☐ Deliver certificates representing the Subscription Receipts as set out in Box B

☐ Deliver certificates representing the Subscription Receipts as set out in Box C

☐ Make the certificates representing the Subscription Receipts available to be picked up at the principal office of the Company's Registrar and Transfer Agent in the City of Vancouver, British Columbia.

☐ Deliver the certificates representing the Subscription Receipts as follows:

Name ______________________________

Street Address ______________________________

Street Address (2) ______________________________

City and State ______________________________

Zip Code ______________________________

Contact Name ______________________________

Alternate Contact ______________________________

Phone No. ______________________________

Fax No. ______________________________

BOX E
Beneficial Purchaser Information

Name of Beneficial Purchaser	____________________
Street Address	____________________
Street Address (2)	____________________
City and State	____________________
Zip Code	____________________
Contact Name	____________________
Alternate Contact	____________________
Phone No.	____________________
Fax No.	____________________

10. A certified cheque or bank draft in the amount of the Subscription Price as set forth in Box A of Section 9 above, accompanies this subscription agreement or other acceptable payment arrangements have been made.

SIGNATURE OF SUBSCRIBER

Signature of Subscriber (on its own behalf and, if applicable, on behalf of each person for whom it is contracting hereunder):

____
(Full Name of Subscriber)

____
(Authorized Signature)

____
(Name and Official Capacity – PLEASE PRINT)

ACCEPTANCE BY COMPANY

The Company hereby accepts the above subscription as of this ______ day of ____________, 2006.

FARALLON RESOURCES LTD.

____
(Signature)

____
(Name and Title – PLEASE PRINT)

ANNEX A

DEFINITION OF INSTITUTIONAL ACCREDITED INVESTOR

"Institutional Accredited Investor" means any entity which comes within any of the following categories or of which all the equity owners come within any of the following categories of Rule 501(a) of Regulation D of the U.S. Securities Act:

(1) Any bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are U.S. Accredited Investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Purchased Securities, with total assets in excess of US$5,000,000; or

(4) Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment).

EXHIBIT II TO U.S. PLACEMENT MEMORANDUM

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: COMPUTERSHARE TRUST COMPANY OF CANADA
as registrar and transfer agent for Common Shares of
FARALLON RESOURCES LTD.
c/o Computershare Trust Company of Canada
Vancouver BC
CANADA

The undersigned (a) acknowledges that the sale of the securities of FARALLON RESOURCES LTD. (the "Company") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that (1) the undersigned is not an affiliate of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the applicable Canadian stock exchanges designated in Regulation S or any other Designated Offshore Securities Market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated: ______________________ ______________________________
Name of Seller

By:______________________________
Name:
Title:

Affirmation by Seller's Broker-Dealer

We have read the foregoing representations of our customer, ______________________________ (the "Seller"), dated ______________________, with regard to our sale, for such Seller's account, of the ________________ Shares, represented by certificate number ______________ (the "Shares"), of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the TSX Exchange and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such Securities. Terms used herein have the meanings given to them by Regulation S.

APPENDIX II

TO SCHEDULE "C"

AGENTS' CERTIFICATE

In connection with the private placement in the United States of subscription receipts (the "Subscription Receipts") of Farallon Resources Ltd. (the "Company"), with a U.S. institutional accredited investor (the "U.S. Private Placee") pursuant to a U.S. Purchaser's Letter dated as of December •, 2006, and pursuant to an agency agreement (the "Agency Agreement") dated December 14, 2006 between the Corporation and the agent named therein, the undersigned, Paradigm Capital Inc. ("Paradigm"), on behalf of itself and each of the other agents, and Paradigm Capital U.S. Inc. (the "U.S. Agent"), the U.S. broker-dealer affiliate of Paradigm, hereby certify as follows:

(i) on the date hereof and on the date each offer or sale of Subscription Receipts, the U.S. Agent is and was a duly registered broker-dealer with the United States Securities and Exchange Commission, duly registered as a broker-dealer under the laws of each state where it made offers of Subscription Receipts (unless exempted from the respective state's broker-dealer registration requirements, and a member of and is in good standing with the National Association of Securities Dealers, Inc. on the date hereof;

(ii) all offers and sales of Subscription Receipts in the United States have been and will be effected by the U.S. Agent in accordance with U.S. broker-dealer requirements.

(iii) each offeree was provided with a copy of the U.S. private placement memorandum (the "U.S. Private Placement Memorandum"), including the Canadian final prospectus relating to the offering of the Subscription Receipts prior to its purchase of Subscription Receipts and no other written material was used in connection with the offer and sale of the Subscription Receipts in the United States;

(iv) immediately prior to transmitting the U.S. Private Placement Memorandum, including the Canadian final prospectus relating to the offering of the Subscription Receipts to such offerees, we had reasonable grounds to believe and did believe that each offeree was an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D (an "Institutional Accredited Investor") under the *United States Securities Act of 1933*, as amended (the "U.S. Securities Act"), and, on the date hereof, we continue to believe that each U.S. person purchasing Subscription Receipts from us is an Institutional Accredited Investor;

(v) no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Subscription Receipts in the United States or to U.S. persons;

(vi) the offering of the Subscription Receipts in the United States has been conducted by us in accordance with the terms of the Agency Agreement; and

(vii) prior to any sale of Subscription Receipts in the United States we caused each U.S. purchaser to execute a U.S. Purchaser's Letter in the form of Appendix I to Schedule "B" to the Agency Agreement.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this __ day of _________, 2006.

PARADIGM CAPITAL INC.	**PARADIGM CAPITAL U.S. INC.**
By: ____________________	By: ____________________
Name: ____________________	Name: ____________________
Title: ____________________	Title: ____________________